Exhibit 99.1

NEWMARKET CORPORATION REPORTS THIRD QUARTER AND NINE

MONTHS 2004 RESULTS

Richmond, VA, November 1, 2004—NewMarket Corporation (NYSE:NEU), President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report for the third quarter and nine months 2004 and an update of the company’s operations.

Third quarter 2004 net income was $13.0 million or $.76 per share, compared to net income of $10.3 million or $.61 per share for the third quarter of 2003. This year’s third quarter includes a nonrecurring benefit of $8.4 million, or $.50 per share from an environmental insurance settlement. Earnings from continuing operations, excluding the nonrecurring item for third quarter 2004 were $4.6 million or $.26 per share which are lower than the earnings for third quarter of 2003.

Net income for nine months this year was $30.1 million or $1.78 per share and net income for the same period last year was $32.3 million or $1.93 per share. Earnings from continuing operations for nine months 2004, excluding the nonrecurring item discussed below, improved to $21.7 million or $1.28 per share compared to earnings on the same basis for nine months last year of $15.9 million or $.95 per share. The nonrecurring item in 2004 was the third-quarter benefit of $8.4 million or $.50 per share from an environmental insurance settlement. The nonrecurring items in 2003, which occurred in the first quarter, were the gain on the sale of our phenolic antioxidant business of $14.8 million or $.88 per share and a $1.6 million gain or $.10 per share upon adoption of Statement of Financial Accounting Standard No. 143. A reconciliation of earnings from continuing operations excluding non-recurring items to net income under generally accepted accounting principles is included at the end of this earnings release for further clarification.

Petroleum Additives sales for the third quarter 2004 improved to $222.8 million, an increase of $28.7 million or 15 percent over third quarter 2003 sales of $194.1 million. The sales for nine months 2004 improved to $655.5 million, an increase of $110.8 million or 20 percent over the same period last year. These increases reflect the success of our efforts in this segment. Unfortunately, the improvement in volume and revenue is not also reflected in the segment operating profit. For the third quarter 2004, Petroleum Additives segment operating profit before nonrecurring items was $8.6 million compared to $16.5 million for the third quarter last year. For the first nine months of 2004, segment operating profit on this same basis was $38.8 million compared to $39.6 million for the first nine months of 2003. The key factors reducing our operating margins are higher raw material prices and increased research and development spending. As crude oil remains at record highs and the cost of many of our purchased chemicals remain equally high due to their own supply-demand situations, our price increases have not been sufficient to cover these cost increases. We are currently in the process of raising prices, but expect continuing margin pressure in the fourth quarter. Research, development and testing cost are also higher for the nine months and third quarter 2004 in support of new product specifications, our growth success, and our continuing commitment to enhance the value of our products to our customers.

TEL segment operating profit for the third quarter of this year was lower than third quarter last year reflecting lower shipments. TEL segment operating profit from operations improved for the nine months 2004 compared to the same period last year. The improvement includes the benefit of higher pricing as well as certain cost improvements. The segment results in TEL continue to be characterized by significant swings in shipping volume and profits from quarter to quarter.

We are pleased with the efforts and performance of our two operating subsidiaries, Afton Chemical Corporation and Ethyl Corporation. Ethyl continues to manage the decline of TEL so as to maximize its cash contribution to NewMarket. Afton Chemical has shown good progress in the marketplace through its strategy of providing goods and services to help its customers grow their businesses. While Afton Chemical’s results are being adversely affected by the margin reduction associated with higher raw materials cost, its underlying performance remains strong.

Sincerely,

Thomas E. Gottwald

Please review our 10-Q filing for a more thorough discussion of the topics mentioned in this release.

Earnings for the third quarter 2004 and nine months 2004 and 2003 include significant nonrecurring items. The following reconciliation of earnings from continuing operations excluding non-recurring items to net income under generally accepted accounting principles is included as part of the earnings release.

Summary of earnings for the Third Quarter and Nine Months:

(in millions except per share amounts)

	Third Quarter Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Net income:
Earnings excluding discontinued operations and nonrecurring items:	$4.6	$10.3	$21.7	$15.9
2004 Benefit from insurance settlement	8.4	—	8.4	—
2003 gain on sale of phenolic antioxidant business	—	—	—	14.8
2003 Gain upon adoption of SFAS No. 143	—	—	—	1.6

Net income	$13.0	$10.3	$30.1	$32.3

Basic Earnings Per Share:
Earnings excluding discontinued operations and nonrecurring items:	$0.26	$0.61	$1.28	$0.95
2004 Benefit from insurance settlement	0.50	—	0.50	—
2003 gain on sale of phenolic antioxidant business	—	—	—	0.88
2003 Gain upon adoption of SFAS No. 143	—	—	—	0.10

Net income	$0.76	$0.61	$1.78	$1.93

As a reminder, a conference call and Internet web cast is scheduled for 10:00 a.m. EST on November 2, 2004 to review third quarter 2004 financial results. You can access the conference call live by dialing 800-322-0079 (domestic) or 973-935-2100 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.vcall.com. A teleconference replay of the call will be available until November 5, 2004 by dialing 877-519-4471 (domestic) and 973-341-3080 (international). The replay passcode is 5330701. A webcast replay will be available for 30 days.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for our products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” of our 2003 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

To the extent that this press release contains non-GAAP financial measures, it also presents both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures. For management’s statement concerning the reasons why management believes that presentation of non-GAAP measures provides useful information to investors concerning NewMarket’s financial condition and results of operations, see the Form 8-K furnished to the Securities and Exchange Commission on November 1, 2004.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Third Quarter		Nine Months
	2004	2003	2004	2003
Net sales:
Petroleum additives	$222.8	$194.1	$655.5	$544.7
Tetraethyl lead	1.9	3.0	7.4	6.4

Total	$224.7	$197.1	$662.9	$551.1

Segment operating profit:
Petroleum additives before nonrecurring items	$8.6	$16.5	$38.8	$39.6
Nonrecurring items (a)	0.8	—	0.8	0.1

Total petroleum additives	9.4	16.5	39.6	39.7

Tetraethyl lead before nonrecurring items	4.7	8.5	20.2	14.4
Nonrecurring items (a)	12.5	—	12.5	2.4

Total tetraethyl lead	17.2	8.5	32.7	16.8

Other	0.8	—	0.8	—

Segment operating profit	27.4	25.0	73.1	56.5
Deduct nonrecurring item to reconcile
Segment Reporting to Consolidated Statements of Income (b)	—	—	—	(2.5)
Corporate unallocated expense	(3.1)	(2.0)	(9.3)	(6.1)
Interest expense	(4.3)	(5.2)	(13.9)	(16.4)
Other expense, net	(1.6)	(2.7)	(5.5)	(7.9)

Income from continuing operations before income taxes	$18.4	$15.1	$44.4	$23.6

Net income:
Earnings excluding discontinued operations and nonrecurring items	$4.6	$10.3	$21.7	$15.9
Discontinued operations (c)	—	—	—	14.8
Nonrecurring items (a)	8.4	—	8.4	1.6

Net income	$13.0	$10.3	$30.1	$32.3

Basic earnings per share:
Earnings excluding discontinued operations and nonrecurring items	$0.26	$0.61	$1.28	$0.95
Discontinued operations (c)	—	—	—	0.88
Nonrecurring items (a)	0.50	—	0.50	0.10

Net income	$0.76	$0.61	$1.78	$1.93

Diluted earnings per share:
Earnings excluding discontinued operations and nonrecurring items	$0.26	$0.61	$1.27	$0.94
Discontinued operations (c)	—	—	—	0.88
Nonrecurring items (a)	0.49	—	0.49	0.09

Net income	$0.75	$0.61	$1.76	$1.91

Notes to Segment Results and Other Financial Information

Prior periods have been reclassified to conform to the current presentation. The reclassifications consist of an allocation of certain costs in alignment with the recent transition to a holding company structure. There was no impact on net income in any period.

(a)	The 2004 nonrecurring item after income taxes amounts to $8.4 million and represents the gain on an insurance settlement. The 2003 nonrecurring item after income taxes amounts to $1.6 million and results from the 2003 gain on the implementation of Statement of Financial Accounting Standards (SFAS) No. 143. These nonrecurring items are included in segment operating profit.
(b)	For segment reporting, the 2003 gain on the implementation of SFAS No. 143 is shown in operating profit as a nonrecurring item. In the Consolidated Statements of Income, this item is shown as a cumulative effect of accounting change.
(c)	Discontinued operations reflect the gain ($23.2 million before tax) on the disposal of the phenolic antioxidant business, which was sold in January 2003.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Net sales	$224,668	$197,095	$662,948	$551,135
Cost of goods sold	182,039	151,839	523,926	425,821

Gross profit	42,629	45,256	139,022	125,314

TEL marketing agreements services	8,864	9,712	26,939	20,644

Selling, general, and administrative expenses	23,729	20,864	72,157	63,356
Research, development, and testing expenses	18,104	13,801	48,951	42,504
Special item income (a)	13,245	—	13,245	—

Operating profit	22,905	20,303	58,098	40,098

Interest and financing expenses	4,259	5,205	13,942	16,409
Other (expense) income, net	(208)	37	241	(105)

Income from continuing operations before income taxes	18,438	15,135	44,397	23,584
Income tax expense	5,464	4,838	14,251	7,679

Income from continuing operations	12,974	10,297	30,146	15,905

Discontinued operations (b)
Gain on disposal of business (net of tax)	—	—	—	14,805

Income before cumulative effect of accounting change	12,974	10,297	30,146	30,710

Cumulative effect of accounting change (net of tax) (c)	—	—	—	1,624

Net income	$12,974	$10,297	$30,146	$32,334

Basic earnings per share:
Earnings from continuing operations	$0.76	$0.61	$1.78	$0.95
Discontinued operations (net of tax) (b)	—	—	—	0.88
Cumulative effect of accounting change (net of tax) (c)	—	—	—	0.10

	$0.76	$0.61	$1.78	$1.93

Diluted earnings per share:
Earnings from continuing operations	$0.75	$0.61	$1.76	$0.94
Discontinued operations (net of tax) (b)	—	—	—	0.88
Cumulative effect of accounting change (net of tax) (c)	—	—	—	0.09

	$0.75	$0.61	$1.76	$1.91

Shares used to compute basic earnings per share	16,969	16,753	16,895	16,722

Shares used to compute diluted earnings per share	17,189	17,020	17,159	16,893

Notes to Consolidated Statements of Income

(a)	The special item income in 2004 represents the gain on a settlement with an insurance company.
(b)	Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The gain on the disposal of this business was $23.2 million ($14.8 million after tax or $.88 per share).
(c)	The cumulative effect of accounting change for six months 2003 reflects the gain of $2.5 million ($1.6 million after tax or $.10 per share) recognized upon the adoption of Statement of Financial Accounting Standard (SFAS) No. 143 on January 1, 2003.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30 2004 (unaudited)	December 31 2003
ASSETS
Current assets:
Cash and cash equivalents	$29,486	$29,052
Restricted cash	1,647	1,903
Trade and other accounts receivable, less allowance for doubtful accounts ($3,373 - 2004; $2,382 - 2003)	148,102	132,542
Receivable - TEL marketing agreements services	3,227	2,456
Inventories	142,823	124,428
Prepaid expenses	5,225	3,810
Deferred income taxes	9,712	11,296

Total current assets	340,222	305,487

Property, plant and equipment, at cost	761,662	751,919
Less accumulated depreciation and amortization	598,625	577,686

Net property, plant and equipment	163,037	174,233

Prepaid pension cost	20,914	21,829
Deferred income taxes	7,736	5,471
Other assets and deferred charges	75,947	75,564
Intangibles, net of amortization	57,969	62,849

Total assets	$665,825	$645,433

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$71,183	$53,589
Accrued expenses	48,972	50,691
Long-term debt, current portion	591	6,978
Income taxes payable	10,253	10,055

Total current liabilities	130,999	121,313

Long-term debt	186,993	201,839
Other noncurrent liabilities	118,599	122,598

Shareholders’ equity
Common stock and paid in capital (without par value at September 30, 2004; $1 par value at December 31, 2003) Issued - 16,972,259 in 2004 and 16,786,009 in 2003	84,688	83,877
Accumulated other comprehensive loss	(21,570)	(20,164)
Retained earnings	166,116	135,970

	229,234	199,683

Total liabilities and shareholders’ equity	$665,825	$645,433

NEWMARKET CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30
	2004	2003
Cash and cash equivalents at beginning of year	$29,052	$15,478

Cash flows from operating activities:
Net income	30,146	32,334
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	32,185	34,714
Amortization of deferred financing costs	2,111	3,685
Cumulative effect of accounting changes	—	(2,549)
Gain on sale of phenolic antioxidant business	—	(23,196)
Gain on insurance settlement	(13,245)	—
Noncash pension expense	7,984	6,950
Deferred income tax (benefit) expense	(2,200)	18
Working capital changes	(19,450)	6,970
Cash pension contributions	(9,695)	(7,802)
TEL working capital advance	558	1,270
Proceeds from insurance settlement	7,650	—
Proceeds from legal settlement	—	4,825
Other, net	1,551	882

Cash provided from operating activities	37,595	58,101

Cash flows from investing activities:
Capital expenditures	(10,108)	(7,236)
Purchase of certain property	(3,323)	—
Proceeds from sale of phenolic antioxidant business	—	27,770
Proceeds from sale of certain assets	—	12,576
Prepayment for TEL marketing agreements services	—	(3,200)
Other, net	29	174

Cash (used in) provided from investing activities	(13,402)	30,084

Cash flows from financing activities:
Repayment of revolving credit agreement	(17,000)	—
Repayment of debt - previous agreements	(53,807)	(332,643)
Issuance of revolving credit agreement	50,000	—
Issuance of senior notes and term loan	—	265,000
Debt issuance costs	(1,279)	(13,299)
Proceeds from exercise of stock options	811	313
Other, net	(426)	(401)

Cash used in financing activities	(21,701)	(81,030)

Effect of foreign exchange on cash and cash equivalents	(2,058)	(572)

Increase in cash and cash equivalents	434	6,583

Cash and cash equivalents at end of period	$29,486	$22,061